Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-3 (No. 333-234703) of PowerFleet, Inc.
(2)	Registration Statement on Form S-8 (No. 333-234079) pertaining to the PowerFleet, Inc. 2018 Incentive Plan, I.D. Systems, Inc. 2015 Equity Compensation Plan, I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan and I.D. Systems, Inc. 2007 Equity Compensation Plan
(3)	Registration Statement on Form S-8 (No. 333-234081) pertaining to the I.D. Systems, Inc. 401(k) Plan
(4)	Registration Statement on Form S-8 (No. 333-258715) pertaining to the PowerFleet, Inc. 2018 Incentive Plan
(5)	Registration Statement on Form S-8 (No. 333-263625) pertaining to the PowerFleet, Inc. Stock Option Inducement Awards;
of our reports dated March 16, 2022, with respect to the consolidated financial statements of PowerFleet, Inc. and the effectiveness of internal control over financial reporting of PowerFleet, Inc. included in this Amendment No. 2 to the Annual Report on Form 10-K/A for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Iselin, New Jersey
August 25, 2022